Exhibit 10.1
CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of October 24, 2025 by and between VSE Corporation, a Delaware corporation (the “Company”), and Tarang Sharma (the “Consultant”).

WHEREAS, the Consultant is currently employed by the Company as Chief Accounting Officer of the Company and has notified the Company that he will resign from employment with the Company effective October 31, 2025;

WHEREAS, the Company desires to engage the Consultant following his resignation to provide consulting services to transition his responsibilities, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Consultant has agreed to provide such consulting services, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.Status of Employment. The Consultant will cease serving as Chief Accounting Officer of the Company, and as an employee of the Company, effective October 31, 2025 (the “Resignation Date”). As of the Resignation Date, the Consultant will terminate from all positions the Consultant holds as an officer or director of the Company and the Company’s subsidiaries.

2.Term. The term of this Agreement shall commence on October 31, 2025 and shall terminate on March 31, 2026 (the “Term”).

3.Duties. During the Term, the Consultant will provide consulting and advisory services, including, but not limited to, assistance with quarterly financial close processes, preparation of quarterly financial statements, SEC filings and other corporate or finance related matters as requested by management of the Company (“Consulting Services”).

4.Compensation. As compensation for the Consulting Services, the Company shall pay the Consultant an hourly rate of $200 per hour for up to a maximum of eighty (80) hours per month. The Consultant shall submit an invoice for each month during the Term on the last day of the month. The Company shall pay the Consultant the fees for such month within 15 business days after receipt of the invoice.

5.Confidentiality.

a.The Consultant will strictly maintain the confidentiality of any information of whatever kind and in whatever form that he obtains from the Company or from any other source relating to the Company or its subsidiaries, whether identified as Confidential Information or not, including but not limited to information regarding the organization, operations, strategies, financial condition, financial statements, operating plans, financial forecasts, competitive information, customer, employees and any other confidential information relating to any transactions in which the Company may be involved (collectively “Confidential Information”). The Consultant will not disclose any Confidential Information to any third party without the prior written consent of the Company and will not use any Confidential Information except as required to perform his obligations under this Agreement. Upon the termination of this Agreement, or as requested by the Company, the Consultant shall destroy all Confidential Information in his possession and shall certify the destruction to the Company within five (5) business days after the request. The obligations under this Section shall remain in effect during the Term of this Agreement and for a period of three (3) months thereafter.

b.Nothing in this Agreement prevents the Consultant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations. Furthermore, no Company policy or individual agreement between the Company and the Consultant shall prevent the Consultant from providing information to government authorities regarding possible legal violations, participating in investigations, testifying in proceedings regarding the Company’s past or future conduct, engaging in any future activities protected under the whistleblower statutes administered by any government agency (e.g., EEOC, NLRB, SEC, etc.) or receiving a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

6.Restrictive Covenants. The Consultant acknowledges and reaffirms his obligations under the Proprietary Rights Agreement in place with the Company.

7.Return of Property. The Consultant will, within a reasonable time after the end of the Term, return to the Company all Company property and equipment.

8.Stock Trading. The Consultant acknowledges that the Company is a publicly traded company and that U.S. federal and state securities laws prohibit any person who has material, non-public information about the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities of the Company. The Consultant shall be subject to the Company’s insider trading policy and restrictions and shall not trade (i.e. buy or sell) any Company stock or derivative security, or recommend to anyone else to trade Company stock during the Term and for a period of three (3) months thereafter.

9.Independent Contractor. It is understood by the parties that during the Term, the Consultant will at all times be and remain an independent contractor of the Company, and not an employee nor agent of the Company. The Consultant acknowledges and agrees that, during the Term, the Consultant will not be treated as an employee of the Company or any of its affiliates for purposes of any income tax withholding, nor unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Worker’s Compensation law of any state or country and for purposes of benefits provided to employees of the Company under any employee benefit plan. The Consultant acknowledges and agrees that as an independent contractor, the Consultant will be required, during the Term, to pay any applicable taxes on the fees paid to the Consultant. In addition, the Consultant shall not be authorized to bind the Company to any contracts or agreements of any nature.

10.Termination. This Agreement may be terminated by either party with fifteen (15) days written notice to the other party.

11.Survival. Notwithstanding any expiration or termination of this Agreement, the provisions of Sections 5 through 8 hereof will survive and remain in full force and effect, as will any other provision hereof that, by its terms or reasonable interpretation thereof, sets forth obligations that extend beyond the termination of this Agreement.

12.Governing Law. This Agreement shall be governed by the laws of the State of Florida. The parties agree that any legal action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the State of Florida, and the parties hereby consent to the personal jurisdiction and venue of such courts.

13.Assignment. The Consultant shall not assign any of his rights under this Agreement or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

14.Amendment. Any amendment to this Agreement shall be in writing signed by the parties hereto.

15.Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

VSE Corporation    Consultant

By: _/s/John Cuomo_______________________    By: _/s/ Tarang Sharma
Name: John Cuomo    Name: Tarang Sharma
Title: President and Chief Executive Officer
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